      As filed with the Securities and Exchange Commission on May 16, 1995.

                                   Registration No. 33-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                ----------------


                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ----------------


                           BRITE VOICE SYSTEMS, INC.
              (Exact name of issuer as specified in its charter)


         Kansas                                          48-0986248
     (State or other                                 (I.R.S. Employer
jurisdiction of incorporation)                       Identification No.)

     7309 East 21st Street North
     Wichita, Kansas                                         67206
(Address of Principal Executive Offices)                   (Zip Code)



                            BRITE VOICE SYSTEMS, INC.
                            1994 STOCK OPTION PLAN




                             Glenn A. Etherington
                            Chief Financial Officer
                          7309 East 21st Street North
                          Wichita, Kansas 67206-1083
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (316) 652-6500


                                   Copy to:

                           Thomas P. Garretson, Esq.
                       Triplett, Woolf & Garretson, LLP
                       151 North Main Street, Suite 800
                          Wichita, Kansas 67202-1409


- --------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
   TITLE OF CLASS OF          AMOUNT      PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
     SECURITIES TO            TO BE        OFFERING PRICE         AGGREGATE         REGISTRATION
     BE REGISTERED          REGISTERED       PER SHARE *          OFFERING               FEE
                                                                    PRICE
- ------------------------------------------------------------------------------------------------
Common Stock,               1,000,000         $18.25             $18,250,000           $6,293
no par value,
under 1994 Stock
Option Plan
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee pursuant to Rule 457, on the basis of the average high and low prices of the Registrant's common stock on the NASDAQ Stock Market on May 12, 1995.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to eligible employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to eligible employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

     A. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

     B. Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, and all other reports, if any, filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1994.

     C. Item 1, "Description of Registrant's Securities to be Registered", contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on August 9, 1989.


     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-6305 of the Kansas Statutes Annotated, as amended ("K.S.A.") contains detailed provisions for indemnification of certain persons, including directors and officers of Kansas corporations, against expenses, judgments, fines and settlements in connection with litigation.

     Article VIII of the Company's Restated Articles of Incorporation limits a director's liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividends, stock repurchases and other distributions made in violation of Kansas law, or (iv) for any transaction from which the director derived any improper personal benefit.

     Article V of the Company's Bylaws provides for indemnification of certain persons, including directors and officers of the Company, substantially the same as that permitted by K.S.A. section 17-6305. Section 17-6305(g) provides that a Kansas corporation may obtain insurance to indemnify its directors and officers. The Company has directors' and officers' insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable


Item 8.  EXHIBITS

EXHIBIT NO.    DESCRIPTION
- -----------    -----------

     4.1 Specimen certificate representing the common stock of the Registrant (filed as Exhibit 4.1 to registrant's Registration Statement on Form S-1, Registration No. 33-29750, and incorporated herein by reference).

     4.2 Restated Articles of Incorporation of the registrant (filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-1, Registration No. 33-29750, and incorporated herein by reference).

     4.3 Bylaws of the registrant, as amended (filed as Exhibit 3.2 to registrant's Registration Statement on Form S-1, Registration No. 33-29750, and incorporated herein by reference).

     4.4       Brite Voice Systems, Inc. 1994 Stock Option Plan

     5.1       Opinion of Triplett, Woolf & Garretson, LLP

     23.1      Consent of Baird, Kurtz & Dobson

     23.2      Consent of Arthur Andersen LLP

     23.3      Consent of Triplett, Woolf & Garretson, LLP (contained in Exhibit
               5.1)

     24.1 Power of Attorney (included as part of the Signature Page to this Registration Statement).

Item 9.  UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 12th day of May, 1995.

                         BRITE VOICE SYSTEMS, INC.


                         By /s/ Stanley G. Brannan
                            ---------------------------------------------------
                            Stanley G. Brannan, Chairman and
                            President (Principal Executive Officer)


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each such person whose signature appears below constitutes and appoints, jointly and severally, Stanley G. Brannan and Glenn A. Etherington his attorneys-in-fact, each with the power of substitution, for him and in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

    Signature                      Title                       Date
- -------------------------------------------------------------------------------


/s/ Stanley G. Brannan        President, Chief         May 12, 1995
- ----------------------------  Executive Officer
Stanley G. Brannan            and Director



/s/ Glenn A. Etherington      Chief Financial          May 12, 1995
- ----------------------------  Officer (Principal
Glenn A. Etherington          Accounting Officer) and
                              Director

/s/ Perry E. Esping           Director                 May 12, 1995
- ----------------------------
Perry E. Esping


/s/ C. MacKay Ganson, Jr.     Director                 May 12, 1995
- ----------------------------
C. MacKay Ganson, Jr.


                              Director                 May   , 1995
- ----------------------------
David S. Gergacz


/s/ John F. Kelsey, III       Director                 May 12, 1995
- ----------------------------
John F. Kelsey, III

                                 EXHIBIT INDEX

Exhibit No.                    Description
- -----------                    -----------

     4.1 Specimen certificate representing the common stock of the Registrant (filed as Exhibit 4.1 to registrant's Registration Statement on Form S-1, Registration No. 33-29750, and incorporated herein by reference).

     4.2  Restated Articles of Incorporation of the registrant (filed as Exhibit
          3.1 to Registrant's Registration Statement on Form S-1, Registration No. 33-29750, and incorporated herein by reference).

     4.3 Bylaws of the registrant, as amended (filed as Exhibit 3.2 to registrant's Registration Statement on Form S-1, Registration No. 33-29750, and incorporated herein by reference).

     4.4  Brite Voice Systems, Inc. 1994 Stock Option Plan

     5.1  Opinion of Triplett, Woolf & Garretson, LLP

     23.1 Consent of Baird, Kurtz & Dobson

     23.2 Consent of Arthur Andersen LLP

     23.3 Consent of Triplett, Woolf & Garretson, LLP (contained in Exhibit 5.1)

     24.1 Power of Attorney (included as part of the Signature Page to this Registration Statement).